UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): May 17, 2024 (May 16, 2024)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, since August 2023, Vivos Therapeutics, Inc. (the “Company”) has been undertaking efforts to regain and maintain compliance with Nasdaq Listing Rule 5550(b)(1), which requires stockholders’ equity of at least $2.5 million (the “Minimum Stockholders’ Equity Requirement”) for continued listing on The Nasdaq Capital Market (“Nasdaq”).

As a result of previously reported capital raising activities completed in November 2023 and February 2024, the Company reported via a Current Report on Form 8-K on May 3, 2024 its belief that, as of March 19, 2024 (the date set by a Nasdaq Hearing Panel (the “Hearing Panel”) for the Company to comply with the Minimum Stockholders’ Equity Requirement (the “Compliance Date”)), it had regained compliance with the Minimum Stockholders’ Equity Requirement.

On May 6, 2024, the Company received written notice from the Nasdaq staff indicating that that the Company had regained compliance with the Minimum Stockholders’ Equity Requirement as of the Compliance Date. The Company was informed that Nasdaq will continue to monitor the Company’s ongoing compliance with the Minimum Stockholders’ Equity Requirement.

On May 16, 2024, the Company received a new written notice from the Nasdaq staff (the “Notice”) of the staff’s determination that the Company had, as of the date of the Notice, failed to meet the Minimum Stockholders’ Equity Requirement due the Company’s stockholders’ equity (as reported in its Quarterly Report on Form 10-Q for the period ended March 31, 2024) being less than $2.5 million. The Notice also indicated that Nasdaq would commence delisting proceedings against the Company.

The Company has the right to, and has already filed for, an appeal the Nasdaq staff’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, to request an additional hearing on this matter before the Hearing Panel. The Company’s appeal has stayed any delisting or suspension action by the Nasdaq staff pending the issuance of the Hearing’s Panel decision. The Company’s common stock will remain listed on Nasdaq, pending the outcome of the hearing.

The Company is presently undertaking efforts to regain and evidence continuing compliance with the Minimum Stockholders’ Equity Requirement, and such efforts (or any consummation of such efforts), will be reported to the Hearings Panel. There is a risk that the Company will be unable to demonstrate such compliance. In addition, even if the Company believes it has regained compliance, there can be no assurance that the Hearing Panel will agree and grant the Company’s request for continued listing. If the Company fails to achieve ongoing compliance and its common stock is delisted by Nasdaq, such delisting will have a material adverse effect on the Company’s stock price, the ability of its stockholders to buy or sell their Common Stock, the ability of the Company to raise capital and on the Company reputation, all of which could make it significantly more difficult to operate the Company.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “continue” and similar words. Such statements are only predictions and actual events or results may differ materially from those anticipated in these forward-looking statements. You should not place undue reliance on any forward-looking statements. In this report, such forward-looking statements relate to the Company’s efforts to maintain compliance with the Minimum Stockholders’ Equity Requirement. There can be no assurance that the Company will be able to maintain such compliance, and the inability of the Company to maintain such compliance would lead to the delisting of the Company from Nasdaq. The Company does not assume any obligation to update forward-looking statements as circumstances change, except as required by securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERPEUTICS, INC.

Dated: May 17, 2024	By:	/s/ Bradford Amman
Bradford Amman
Chief Financial Officer